Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-264050, 333-263496, 333-260603 and 333-252981) of Bioventus Inc. of our report dated September 27, 2022 relating to the financial statements of CartiHeal (2009) Ltd., which appears in this Current Report on Form 8-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
September 27, 2022